UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)
NEVADA	26-0841675
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9120 Double Diamond Parkway, #H269 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]
Securities Act registration statement file number to which this form relates:	333-147501

Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares, Par Value $0.0001 Per Share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the shares of common stock, par value $0.0001 per share, of Homeland Resources Ltd. (the “Registrant”) contained in (i) the Registrant’s Registration Statement on Form SB-1, originally filed on November 19, 2007, (ii) the Registrant’s Current Report on Form 8-K filed on July 29, 2009, and (iii) the Registrant’s Current Report on Form 8-K filed on February 8, 2010 with the United States Securities and Exchange Commission (File No. 333-147501), is incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation.(1)
3.2	Certificate of Amendment to Articles of Incorporation.(1)
3.3	Certificate of Change Pursuant to NRS 78.209.(2)
3.4	Certificate of Amendment to Articles of Incorporation.(3)
3.5	Amended and Restated Bylaws.(3)
3.6	Certificate of Designation of Rights, Preferences, & Privileges for Series A Preferred Stock.(3)

Notes:`

  Incorporated herein by reference to the Registrant’s Registration Statement on Form SB-1 filed on September 19, 2013.

  Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 29, 2009.

  Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 8, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOMELAND RESOURCES LTD.

Date:	September 11, 2014	By:	/s/ David St. James
DAVID ST. JAMES
Secretary and Treasurer